EXHIBIT 10.02

                      SHERCO 3 OUTLET
              TRANSMISSION AGREEMENT BETWEEN
               NORTHERN STATES POWER COMPANY
                            AND
         SOUTHERN MINNESOTA MUNICIPAL POWER AGENCY

     AGREEMENT, made this 27 day of April, 1982, by and between the NORTHERN STATES POWER COMPANY, a Minnesota corporation, hereinafter called "NSP", and SOUTHERN MINNESOTA MUNICIPAL POWER AGENCY, a municipal corporation of the State of Minnesota, hereinafter called "SMMPA", such parties being herein referred to individually as "Party" or collectively as "Parties".

     WITNESSETH:

     WHEREAS, NSP is engaged in the business of generating, transmitting and distributing electric power and energy in the States of Minnesota, North Dakota, and South Dakota; and

     WHEREAS, SMMPA is a public body corporate and politic and instrumentality of the State of Minnesota and is empowered to engage in the business of generating and transmitting electric power and energy to its members; and

     WHEREAS, the Parties are signatories to the Sherburne County
Generating Unit No. 3 Ownership and Operating Agreement dated March 11, 1982 (Ownership Agreement) providing for joint ownership and operation of Unit 3 at the Sherco Plant Site; and

     WHEREAS, SMMPA's share of the electrical output of Sherco 3 will be delivered to the switching substation located on the Sherco Plant Site; and

     WHEREAS, the Parties are signatories to the Shared Transmission Agreement ("STS Agreement") dated November 18, 1981, providing for certain transmission services for SMMPA members on NSP s system; and

     WHEREAS, in addition to the SMMPA members connected to the NSP system, all other SMMPA members are interconnected with systems of either the Dairyland Power Cooperative ("DPC") or Interstate Power Company ("ISP"); and

     WHEREAS, SMMPA is responsible to deliver a portion of its share of the Sherco 3 output to its members interconnected to DPC's and ISP's transmission systems; and

     WHEREAS, SMMPA has entered or will enter into shared transmission agreements with DPC and ISP for the joint use and development of transmission systems to deliver electricity to its members and customers; and

     WHEREAS, NSP and DPC and NSP and ISP are signatories to certain Interconnection and Interchange Agreements which establish interconnections between said signatory parties; and

     WHEREAS, NSP is willing to deliver a portion of SMMPA's power and energy from Sherco 3 to ISP and DPC points of interconnection with NSP pursuant to the terms and conditions of this Agreement.

     NOW THEREFORE, the Parties hereto agree to the following:

                         ARTICLE I
               NSP's Transmission Obligation

     1.01 SMMPA will be delivering to NSP a certain amount of its Sherco 3 power and energy at the 345 Kv switching station at the Sherco Plant Site. The maximum amount of power and energy to be delivered by SMMPA to NSP shall be determined by subtracting SMMPA's estimated peak load delivery under the STS Agreement from SMMPA's 300 MW ownership in Sherco 3. Such amount shall be considered NSP's maximum transmission obligation and when determined shall be stated in an amendment to this Section. NSP agrees to deliver an equivalent amount of power and energy, less losses in accordance with Section 4.03 hereof, to ISP and DPC points of interconnection with NSP.

     1.02 If SMMPA pays the total transmission obligation determined pursuant to Article II hereof prior to Sherco 3 commercial operation, NSP agrees to deliver power and energy purchased by SMMPA from other sources and delivered to NSP to points of inter-connection with DPC and ISP, providing NSP has transmission capacity available as determined by NSP. NSP's obligation shall not exceed the maximum transmission obligation determined in Section 1.01 hereof. Line losses shall be mutually agreed to at the time.

                        ARTICLE II
              SMMPA's Transmission Obligation

     2.01 For the transmission services provided by NSP in Article
I hereof, SMMPA shall construct new transmission facilities in NSP's transmission system and/or purchase existing NSP transmission facilities of 345 Kv and above, which are no more than 10 years old at date of this Agreement, at NSP's original cost depreciated, as determined by NSP, equal to an investment of 73.00/Kw in 1981 dollars multiplied by NSP's maximum transmission obligation pursuant to Section 1.01 hereof and adjusted thereafter in accordance with Section 2.02 hereof. SMMPA shall make its best effort to fulfill such transmission investment obligation by the commercial operation of Sherco 3. In the event the SMMPA transmission investment has not been fulfilled by the commercial operation date of Sherco 3, SMMPA shall pay NSP for transmission service for the balance owed NSP based on the following formula:

     Monthly Charge = X x Y x T
                     --   -
                     12   Z

     Where:

        T   =   Maximum transmission obligation pursuant to Section
                1.01, hereof.
        X   =   NSP's annual firm power wheeling rate as accepted
                for filing by the Federal Energy Regulatory
                Commission expressed in $/Kw.
        Y   =   SMMPA's remaining investment obligation owed NSP.
        Z   =   SMMPA's total investment obligation pursuant to
                Article II, hereof.

        2.02 SMMPA's investment obligation stated in Section 2.01 shall be adjusted by the smaller of the following:

(a) The proportionate change between January 1, 1981 and the date of SMMPA's investment based on the Handy-Whitman Total
        Transmission Plant Index in the North Central Region, or

(b) 6% per annum increase from January 1, 1981 and the date of SMMPA's investment.

        2.03 NSP shall have the unrestricted right to use the transmission facilities provided by SMMPA as set forth in Section 2.01 hereof.

                        ARTICLE III
                   Transmission Buy Back

        3.01 At the time Sherco 3 is retired by the Parties pursuant to the Ownership Agreement, NSP shall purchase the transmission facilities owned by SMMPA pursuant to Article II hereof for SMMPA's original costs, less depreciation at 2.7% per year.

        3.02 If Sherco 3 does not reach commercial operation, by January 1, 1991, NSP shall be obligated to purchase the transmission facilities owned by SMMPA pursuant to Article II hereof for SMMPA's original costs plus interest from the date of SMMPA's investment to NSP's purchase. The interest rate shall be the average of: 1) cost of capital for NSP approved in the most recent Minnesota jurisdiction electric rate case and 2) the average interest rate of SMMPA's outstanding revenue bond issues.


                        ARTICLE IV
                         Operation

        4.01 Operation and Maintenance

        NSP shall assume full responsibility for the operation, and SMMPA shall assume full responsibility for the proper maintenance and replacement of the transmission facilities to be constructed or purchased by SMMPA pursuant to Article II hereof. SMMPA shall pay NSP for operation of these facilities at NSP's average operating costs per mile for the same voltage class. The cost of maintenance and replacement of equipment and facilities, shall be borne by the Party providing such equipment and facilities unless such maintenance was occasioned by the negligence of the other Party, in which event such cost shall be borne by the negligent Party. Through mutual agreement, one Party may accept the maintenance responsibility for all or a portion of the other Party s facilities on a continuous or temporary basis. In such instances, the owning Party shall pay the Party performing the maintenance for the cost incurred. In the event the owning Party requests the other Party to perform maintenance work on facilities for which mutual agreement for performing the maintenance has not been obtained, or in the event of an emergency requiring repair or replacement, the other Party may perform the necessary work on the owning Party's facility, and within fifteen (15) days of the billing therefore, the owning Party shall reimburse the other Party for the cost thereof, which shall include the actual cost of labor, materials, transportation and applicable overheads. Late payments shall bear interest at the average daily prime rates published in the "Money Rates" section of the Wall Street Journal for each day from the date due to date of payment.

        4.02 SMMPA shall pay NSP for SMMPA's share of NSP's cost of providing control of the transmission system for delivery of SMMPA's Sherco 3 power and energy to DPC and ISP points of inter-connection with NSP in accordance with Exhibit A, attached hereto and made a part hereof.

        4.03 Delivery and Losses

        When SMMPA schedules generation from Sherco 3 for delivery to the DPC or ISP systems, the power and energy scheduled shall be delivered to such system less losses. Such losses shall be determined from time to time by the Parties; and, initially, the losses shall be 3% of the power and energy to be delivered.

        4.04 Continuity of Service

        The Parties shall use all reasonable care to provide continuous delivery of electric energy unless they are prevented from doing so for the following reasons:

a. Interruptions or reductions due to uncontrollable forces which, by exercise of due diligence and foresight, could not reasonably have been avoided. The term "uncontrollable forces" shall be deemed to mean any cause beyond the control of the Party affected, including, but not limited to, failures of facilities, flood, earthquake, storm, fire, lightning, epidemic, war, riots, civil disturbance, labor disturbance, sabotage, and restraint by court or public authority. The Party rendered unable to fulfill any obligation by reason of uncontrollable forces shall exercise due diligence to remove such inability with all reasonable dispatch.

b. Interruptions or reductions due to operation of devices installed for electric system protection.

c. Temporary interruptions or reductions which are necessary or desirable for the purposes of maintenance, repairs, replacements, installation of equipment, or investigation and inspection. Each Party shall give the other Party reasonable advance notice of such interruptions or reductions, except in case of an emergency as determined by the Party creating the interruption or reduction, and shall remove the cause thereof with all reasonable dispatch.


                         ARTICLE V
                          General

        5.01 Liability

        Each Party shall be responsible for its own facilities and personnel used in the performance of this Agreement and neither Party shall be responsible to the other for damage to or loss of property, wherever located, unless this damage or loss is occasioned by its own negligence or by the negligence of its employees or agents.

Notwithstanding any language to the contrary herein, NSP and SMMPA shall have no liability to each other for any loss of use, cost of purchased or replacement power, interest charges or cost of capital, or claims of customers or for any other indirect, special, consequential, loss of revenue or loss of profit damages of any type from any cause howsoever arising.

Furthermore, nothing in this Agreement shall be construed to be nor shall in fact give any third party beneficiary or related rights to any customers, members or other third party dealing with either NSP or SMMPA.

        5.02 Waivers

        A waiver by either Party of the other Party's default shall not be deemed a waiver of any other or subsequent defaults.

        5.03 Right of Access

        Each of the Parties shall give authorized agents and employees of the other Party the right to enter upon its transmission facilities at all reasonable times for the purpose of constructing, testing, repairing, renewing, exchanging or removing any or all of its equipment which may be located on the property of the other Party or performing any work incident to rendering service under this Agreement, provided, however, each Party shall have the right to designate certain parts of its premises where entry of employees or agents of the other Party is prohibited unless such employees or agents are accompanied by an authorized employee or agent of the Party owning such premises.

        5.04  Notices

        Any notices, demands or requests required or authorized by this Agreement to be delivered by one Party to the other shall be properly delivered if mailed, postage prepaid, to the chief executive officer of the respective Party.

        5.05  Successors and Assigns

        This Agreement shall be binding upon the inure to the benefit of the Parties, their successors and assigns.

        5.06  Interpretation

        The Agreement shall not be interpreted to limit the right or either Party hereafter to design, construct, acquire or own any facilities it deems desirable.

        5.07  Limitations

        This Agreement is not intended to and shall not create rights of any character whatsoever in favor of any person, corporation, association or entity other than the Parties of this Agreement and their successors and assigns, and the obligations herein assumed are solely for the use and benefit of the Parties to this Agreement and their successors and assigns.

        5.08  Term of Agreement

        This Agreement shall become effective on the day, month and year first above written and shall remain effective for a period of the useful life of Sherco 3.

        5.09  Authority

        SMMPA hereby asserts and warrants it has full power and authority to represent the member municipal political subdivisions and to enter into this Agreement and to comply with the terms hereof. NSP hereby asserts and warrants it has power and authority to enter into this Agreement and to comply with the terms hereof.

        5.10  No Partnership

        Notwithstanding any provisions of this Agreement, NSP and SMMPA do not intend to create hereby any joint venture, partnership, association taxable as a corporation, or other entity for-the conduct of any business for profit. NSP and SMMPA agree to take timely all voluntary actions as may be necessary to be excluded from treatment as a partnership under the Internal Revenue Code of 1954, as amended.

        5.11  Governing Law

        Validity, interpretation, and performance of this Agreement and each of its provisions shall be governed by the laws of the State of Minnesota.

        5.12  Amendments

        This Agreement may be amended by a written instrument duly executed by the Parties thereto.

        5.13  A Heading is Not to Affect Meaning

        The description headings of the various articles and sections of this Agreement have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms and provisions hereof.

        5.14  Regulatory Approval

        This Agreement and the rights and obligations of the Parties hereunder are subject to the prior receipt by the Parties of all requisite governmental and regulatory approvals.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and attested by their duly authorized officers as of the day and year first above written.

ATTEST                                NORTHERN STATES POWER COMPANY



ATTEST                                SOUTHERN MINNESOTA MUNICIPAL
                                      POWER AGENCY


                 SHERCO 3 OUTLET AGREEMENT
                          BETWEEN
                       NSP AND SMMPA


                         EXHIBIT A
                   Transmission Control


NSP shall provide control of the transmission system. The charge to SMMPA for such service shall be based on NSP's average cost per MW.

Charge to SMMPA = A x B
                  _____
                    C

        A   =   NSP's maximum transmission obligation pursuant to
                Section
                1.01 hereof.
        B   =   NSP's total annual cost for transmission control.
        C   =   Total maximum coincident demand on transmission
system.

                     SUPPLEMENT NO. 1
                          to the
          SHERCO 3 OUTLET TRANSMISSION AGREEMENT
                          between
               NORTHERN STATES POWER COMPANY
                            and
         SOUTHERN MINNESOTA MUNICIPAL POWER AGENCY

        It is hereby agreed between Northern States Power Company, a Minnesota corporation, and Southern Minnesota Municipal Power Agency, a municipal corporation of the State of Minnesota, that the Sherco 3 Outlet Transmission Agreement, dated April 27, 1982 between said parties is amended as follows:

        1. Exhibit A is deleted therefrom in its entirety and First Revised Exhibit A, attached hereto, is substituted therefor.

        This Agreement is subject to the regulation of any regulatory body having jurisdiction thereof.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the 20 day of July, 1982.

ATTEST                                   NORTHERN STATES POWER COMPANY




ATTEST                                   SOUTHERN MINNESOTA MUNICIPAL
                                         POWER AGENCY


First Revised Exhibit A




                 SHERCO 3 OUTLET AGREEMENT
between
                       NSP and SMMPA


                         EXHIBIT A
                   Transmission Control


        NSP shall provide control of the transmission system. The charge to SMMPA for such service shall be based on NSP's average cost per MW.

Charge to SMMPA = A x B
                  _____
                    C

        A =  NSP's maximum transmission obligation pursuant to
             Section 1.01 hereof.
        B =  NSP's total annual cost for transmission control.
        C =  Total maximum coincident demand on transmission system.

        In the event that SMMPA has not fulfilled its transmission investment obligation set forth in Article II, the above charge will be reduced to reflect that portion of NSP's annual cost for transmission control which is included in NSP's annual firm power wheeling rate used to calculate the "Monthly Charge" in Section 2.01.